Exhibit 99.1

Contacts:		FOR IMMEDIATE RELEASE
Tom Ward	317-685-7330	Investors
Les Morris	317-263-7711	Media

SIMON PROPERTY GROUP NAMES ADAM REUILLE SENIOR VICE PRESIDENT
AND CHIEF ACCOUNTING OFFICER AND STEVEN BROADWATER SENIOR VICE PRESIDENT — FINANCIAL REPORTING & OPERATIONS

INDIANAPOLIS, October 1, 2018 — Simon, a global leader in premier shopping, dining, entertainment and mixed-use destinations, announced today that Adam J. Reuille, age 43, has been promoted to serve as the Company’s Senior Vice President and Chief Accounting Officer, effective October 1, 2018.  Steven K. Broadwater takes on new responsibilities as the Company’s Senior Vice President — Financial Reporting & Operations.  Mr. Reuille has been with Simon for more than 8 years, most recently as the Company’s Vice President and Corporate Controller and has over 20 years of public accounting and financial reporting experience.

About Simon

Simon is a global leader in the ownership of premier shopping, dining, entertainment and mixed-use destinations and an S&P 100 company (Simon Property Group, NYSE:SPG). Our properties across North America, Europe and Asia provide community gathering places for millions of people every day and generate billions in annual sales. For more information, visit simon.com.